Exhibit 10.3

Scott L. Joyce Sr. Vice President Energy Banking scott.joyce@capitalone.com	Capital One, N.A. 1000 Louisiana, Suite 2950 Houston, TX 77002	713.435.5342 713.650.4930 Fax capitalonebank.com

July 31, 2013

PPVA Black Elk Equity LLC

152 W 57th Street, 4th Fl.

New York, NY 10019

Attn: Daniel Small

and

Black Elk Energy Offshore Operators, LLC

11451 Katy Freeway, Suite 500

Houston, Texas 77079

Attn: Bruce Koch

RE:	Purchase by PPVA Black Elk Equity LLC, a Delaware limited liability company (“Purchaser”) of all Loans under the Credit Agreement

Gentlemen

Reference is made to (i) that certain Credit Agreement dated December 24, 2010 (as amended, the “Credit Agreement”) by and among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party thereto, Capital One, N.A., as Administrative Agent for the Lenders (“Administrative Agent”) and the Lenders signatory thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Credit Agreement.

Pursuant to the terms of the Credit Agreement, Administrative Agent and Lenders agreed to make loans and extensions of credit on behalf of Borrower. As of the date hereof, the aggregate amount of the Commitments of the Lenders under the Credit Agreement is $25,000,000, the current Borrowing Base under the Credit Agreement is $25,000,000 and the aggregate amount of all outstanding Loans under the Credit Agreement is $25,000,000. Pursuant to the Credit Agreement, Administrative Agent has advised Borrower of its intent to redetermine the Borrowing Base under the Credit Agreement on July 31, 2013 and reduce the Borrowing base from $25,000,000 to $15,000,000. Borrower is in the process of refinancing the Credit Agreement. Borrower and Purchaser, as an equity owner of Borrower, have requested Administrative Agent extend the date of the Borrowing Base redetermination to August 30, 2013, waive certain financial covenants for the fiscal quarter ending on June 30, 2013 and amend certain other provisions of the Credit Agreement in exchange for Purchaser’s agreement to (a) purchase all Commitments and Loans under the Credit Agreement and (b) assume the role of Administrative Agent thereunder, in each case on or before August 30, 2013 if Borrower has not obtained refinancing of the Credit Agreement prior thereto. Administrative Agent and the Lenders, have agreed to extend the date for redetermining the Borrowing Base to August 30, 2013, waive certain covenants and amend certain provisions of the Credit Agreement pursuant to that certain Limited Waiver and Tenth Amendment to Credit Agreement dated as of the date hereof, among the Borrower, the Administrative Agent and the Lenders, provided the Purchaser agrees to purchase all Commitments and Loans under the Credit Agreement and assumes all obligations of the Administrative Agent and the Lenders thereunder and under the Loan Documents in accordance with this letter agreement (this “Letter Agreement”).

1. Conveyance. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Administrative Agent and the Lenders, hereby agree to sell, assign and convey to Purchaser and Purchaser hereby agrees to (a) purchase and accept from Administrative Agent and the Lenders, all of the Lenders’ right, title and interest in and to the obligations under the Credit Agreement and Loan Documents, including but without limitation all Loans and Commitments and (b) accept and assume all obligations of the administrative agent under the Credit Agreement and the Loan Documents, all subject to and in accordance with the terms and provisions of this Letter Agreement (the “Purchase Transaction”). In connection with the Purchase Transaction, Platinum Partners Value Arbitrage Fund, L.P. (“Parent”), the parent of the Purchaser, and certain material subsidiaries of the Parent have agreed to executed a guaranty of even date herewith to secure the obligations of the Purchaser hereunder. The Purchase Transaction shall close on August 30, 2013 (the “Closing Date”) and Purchaser shall deliver to the Administrative Agent, for the Lenders, the Purchase Price and the Credit Agreement Expenses (each as defined below) by wire transfer of immediately available funds by 2:00 p.m. Houston time on August 30, 2013. Notwithstanding the foregoing, Administrative Agent, the Lenders and Purchaser acknowledge that the Borrower is working to obtain refinancing of the Credit Agreement from other financial institutions. In the event Borrower is able to obtain and close a refinancing of the Credit Agreement, acceptable to the Administrative Agent and the Lenders, prior to August 30, 2013, the Administrative Agent’s and the Lenders’ obligations hereunder to sell and assign the Loans and Commitments and Plantinum’s obligation to purchase the Loans and Commitments and assume the obligations under the Credit Agreement as described herein shall terminate; provided, except as provided in Section 2 below, the Purchase Fee (as defined below) shall not be refunded to Purchaser and Purchaser shall remain liable for payment of the Letter Agreement Expense.

2. Purchase Price, Fees and Expenses. Purchaser shall pay to Administrative Agent for the benefit of the Lenders the following amounts:

(a) on the execution of this Letter Agreement, a purchase fee in the amount of $250,000 (“Purchase Fee”);

(b) on the Closing Date, 100% of the aggregate principal balance of all outstanding Loans under the Credit Agreement as of the Closing Date, plus all accrued unpaid interest (the “Purchase Price”);

(c) on the Closing Date all other unpaid fees and expenses owed by the Borrower under the Credit Agreement (“Credit Agreement Expenses”); and

(d) on the Closing Date, all fees and expenses incurred by the Administrative Agent and the Lenders in connection with this Letter Agreement (the “Letter Agreement Expenses”).

Purchaser agrees that the Purchase Fee shall not be refundable and shall not be applied to payment of the Purchase Price, the Credit Agreement Expenses or the Letter Agreement Expenses. All amounts payable hereunder shall be paid in immediately available funds. Notwithstanding the foregoing or anything contained in this Letter Agreement to the contrary, in the event Borrower refinances the Credit Agreement and such refinancing closes on or before August 20, 2013 and results in the assignment and assumption of all Loans and Commitments under the Credit Agreement and the assumption of the administrative agent role, Administrative Agent and the Lenders will refund 50% of the Purchase Fee to Purchaser.

3. Assignment and Assumption. On the Closing Date, (a) Purchaser and Borrower shall execute and deliver to Administrative Agent an Assignment and Assumption in the form attached as Exhibit G to the Credit Agreement, (b) Administrative Agent shall resign as administrative Agent under the Credit Agreement and Purchaser hereby shall accept and assume all obligations as administrative agent thereunder and (c) Purchaser and Borrower shall execute and deliver to Administrative Agent all other documents necessary to consummate the Purchase Transaction, including assignments and/or amendments to the Loan Documents and/or Intercreditor Agreements.

4. Loan Documents. On the Closing Date, Administrative Agent shall deliver to Purchaser an original counterpart of each Loan Document (or if an original counterpart of each such Loan Document is not in Administrative Agent’s possession, a certified photocopy of each such original counterpart).

5. Borrower’s Consent and Agreement. Borrower acknowledges and consents to the sale of all Commitments and Loans outstanding under the Credit Agreement to Purchaser. Purchaser and Borrower acknowledge that Administrative Agent and the Lenders have agreed to extend the date for an interim Borrowing Base redetermination, waive certain covenant violations and amend the Credit Agreement based solely on Purchaser’s agreement to purchase the Commitments and Loans on the Closing Date and but for such agreement the Borrowing Base would be reduced on July 31, 2013 from $25,000,000 to $15,000,000. Further, Borrower acknowledges and agrees that this Letter Agreement shall not in any manner create a course of dealing or otherwise impair the ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter.

6. Reservation of Rights. Nothing contained in this Letter Agreement is intended to limit, nor shall it be deemed to limit or in any way affect, any of the Administrative Agent’s or Lenders’ claims, rights or remedies under the Credit Agreement or any of the other Loan Documents, and nothing in this Letter Agreement shall in any way modify, change, impair, affect, diminish, or release any liability of Borrower and/or any Guarantor under or pursuant to the Credit Agreement or any of the other Loan Documents or entitle Borrower and/or any Guarantor to any other or further notice or demand whatsoever. Nothing contained herein, nor any failure by the Administrative Agent or any Lender to exercise any of its rights or remedies under the Credit Agreement or any of the other Loan Documents, shall be deemed to constitute, nor is it intended to constitute, any waiver whatsoever of any: (a) Default or Event of Default that may exist under the Credit Agreement or under any other Loan Document; (b) term, provision, condition, covenant or agreement contained in the Credit Agreement or in any of the other Loan Documents; or (c) rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, at law or in equity or otherwise, or prejudice or preclude any other or further exercise of any such right or remedy by the Administrative Agent or the Lenders, all of which are hereby reserved.

7. DISCLAIMER. PURCHASER ACKNOWLEDGES AND AGREES THAT ADMINISTRATIVE AGENT AND THE LENDERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO (A) THE LOAN, THE LOAN DOCUMENTS, THE BORROWER OR THE MORTGAGED PROPERTY OR THE COLLATERAL, (B) THE BUSINESS OR FINANCIAL CONDITION OF BORROWER OR ANY GUARANTOR, (C) THE PHYSICAL CONDITION OF ANY PROPERTY OR ASSET COMPRISING ALL OR A PART OF ANY MORTGAGED PROPERTY OR THE COLLATERAL, (D) THE STATUS, PAYMENT OR NONPAYMENT OF ANY AMOUNTS DUE OR PAST DUE UNDER THE LOAN DOCUMENTS OR ANY REAL ESTATE TAXES OR ASSESSMENTS WITH RESPECT TO ANY MORTGAGED PROPERTY, (E) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS WASTE, TOXIC SUBSTANCES, ASBESTOS OR ASBESTOS CONTAINING MATERIALS AFFECTING ANY MORTGAGED PROPERTY, (F) COMPLIANCE OR NON-COMPLIANCE OF THE MORTGAGED PROPERTY WITH ANY LAWS, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, THOSE REGARDING HAZARDOUS WASTE, TOXIC SUBSTANCES, ASBESTOS OR ASBESTOS CONTAINING MATERIALS, (G) THE LEASES, INCOME OR EXPENSES OF ANY MORTGAGED PROPERTY, (H) COMPLIANCE OF ANY MORTGAGED PROPERTY WITH ANY APPLICABLE BUILDING CODES, ZONING ORDINANCES OR REGULATIONS, (I) THE CREDITWORTHINESS OF BORROWER OR THE VALUE OF THE MORTGAGED PROPERTY, OR (J) THE ENFORCEABILITY OR LEGAL SUFFICIENCY OF ANY OF THE LOAN DOCUMENTS. PURCHASER AGREES THAT IT IS ACCEPTING THE LOAN AND THE LOAN DOCUMENTS AS IS.

8. RELEASE. UPON CLOSING THE PURCHASE TRANSACTION, PURCHASER ASSUMES THE RISK OF ADVERSE MATTERS WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER’S DUE DILIGENCE. AS OF THE CLOSING DATE, PURCHASER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY WAIVES, INDEMNIFIES, RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT AND THE LENDERS, THEIR’S RESPECTIVE AGENTS, EMPLOYEES, DIRECTORS, OFFICERS, AFFILIATES, INTEREST HOLDERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL RIGHTS, CLAIMS AND DEMANDS AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, WHICH PURCHASER HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE LOAN, THE LOAN DOCUMENTS, OR THE SALE AND ASSIGNMENT BY ADMINISTRATIVE AGENT AND THE LENDERS AND PURCHASE BY PURCHASER OF THE LOAN AND LOAN DOCUMENTS INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT AND

ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION, AND ALL OTHER DUE DILIGENCE MATTERS DESCRIBED IN THIS SECTION OR ANY OTHER PROVISIONS OF THIS AGREEMENT.

9. Entirety and Amendments. This Letter Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Letter Agreement may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

10. Parties Bound. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Letter Agreement.

12. Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Note, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Administrative Agent and Lenders, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Administrative Agent or the Lenders from enforcing the Note, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

13. Expenses of Lender. Except as otherwise paid by Purchaser pursuant to the terms of this Letter Agreement, Borrower agrees to pay all costs and expenses of Lender (including, without limitation, the reasonable attorneys’ fees of Lender’s legal counsel) incurred by Lender in connection with the preservation and enforcement of Administrative Agent’s and Lenders’ rights under this Letter Agreement and all reasonable costs and expenses of Administrative Agent and the Lenders (including, without limitation, the reasonable fees and expenses of Administrative Agent’s and Lenders’ legal counsel) in connection with the negotiation, preparation, execution and delivery of this Letter Agreement, the Note and the other Loan Documents and any and all amendments, assignments, modifications and supplements thereof or thereto.

14. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

15. Governing Law. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to any choice-of-law provisions.

Please acknowledge your acceptance and agreement to the foregoing by signing and returning this letter to Tammy Brennig, Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, facsimile 713-238-7201, email tammybrennig@andrewskurth.com.

Very truly yours,

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent.

By:	/s/ Matthew L. Molero
Name: Matthew L. Molero
Title: Vice President

Agreed to this 31st day of July, 2013

PPVA BLACK ELK EQUITY LLC

By:	/s/ Daniel Small
Name:	Daniel Small
Title:	Managing Director

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC,
a Texas limited liability company

By:	/s/ Bruce P. Koch
Name:	Bruce P. Koch
Title:	Chief Financial Officer

Agreed to by Lenders this 31st day of July, 2013

IBERIABANK

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	EVP and Energy Lending Manager

LENDER:

CADENCE BANK, N.A.

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President